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                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549

                                 FORM 8-K

                              CURRENT REPORT

                  PURSUANT TO SECTION 13 OR 15(D) OF
                  THE SECURITIES EXCHANGE ACT OF 1934

     DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) OCTOBER 16, 1997

                     OCCIDENTAL PETROLEUM CORPORATION
          (Exact name of registrant as specified in its charter)




       DELAWARE                       1-9210             95-4035997
  (State or other jurisdiction      (Commission        (I.R.S. Employer
   of incorporation)                File Number)       Identification No.)


          10889 WILSHIRE BOULEVARD, LOS ANGELES, CALIFORNIA 90024
          (Address of principal executive offices)     (ZIP code)

            Registrant's telephone number, including area code:
                              (310) 208-8800




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Item 5.   Other Events
-------   ------------

      Occidental Petroleum Corporation reported on October 16, 1997 net income of $157 million ($.40 per share) for the third quarter of 1997, compared with net income of $194 million ($.53 per share) for the third quarter of 1996. The third quarter of 1997 results included a charge, net of taxes, of $54 million to extinguish existing liabilities and open-ended financial commitments under employment agreements with two senior executives. The third quarter of 1996 results included a $100 million benefit from a reduction in federal income tax liabilities no longer required and a $40 million favorable litigation settlement, partially offset by a $105 million charge for the write-down of an oil and gas project and related tax effects. Earnings before special items for the third quarter of 1997 were $211 million, compared with $168 million for the third quarter of 1996. Sales were $2.6 billion for the third quarter of 1997, compared with $2.8 billion for the third quarter of 1996.

      Oil and gas divisional earnings were $136 million for the third quarter of 1997, compared with earnings before special items of $125 million for the third quarter of 1996. Earnings for the third quarter of 1996 were $20 million after including the $105 million write-down in Occidental's investment in an oil and gas project in the Republic of Komi. The increase in 1997 earnings resulted primarily from lower exploration and other costs, partially offset mainly by lower prices for worldwide crude oil and domestic natural gas.

      Natural gas transmission divisional earnings for the third quarter of 1997 were $53 million, compared with $49 million for the third quarter of 1996. The increase in 1997 earnings reflected cost savings, partially offset by lower gas sales margins.

      Chemical divisional earnings for the third quarter of 1997 were $223 million, compared with earnings before special items of $190 million for the third quarter of 1996. The 1996 third quarter results were $228 million, after inclusion of a $40 million favorable litigation settlement and the related state tax effects. The improvement in 1997 earnings before special items resulted primarily from improved margins in petrochemicals and chlorine, partially offset by lower margins in caustic soda.

      Unallocated other expenses were $109 million for the third quarter of 1997, compared with $3 million for the third quarter of 1996. Included in 1997 is a charge of $75 million representing the amount required in excess of pre-existing reserves for the previously mentioned employment agreement changes with the applicable tax benefit of $21 million included in corporate income taxes. In addition, the higher expense in 1997 reflected lower equity earnings from unconsolidated investments, which included currency devaluations in our Thailand chemical joint ventures.

      For the first nine months of 1997, Occidental's net income totaled $494 million ($1.28 per share), compared with net income of $509 million ($1.37 per share) for the first nine months of 1996. Sales were $8.1 billion for the first nine months of 1997, compared with $7.8 billion for the same period in 1996.

                                 1

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SUMMARY OF DIVISIONAL NET SALES AND EARNINGS
(Millions, except per-share amounts)

                                          Third Quarter          Nine Months
                                       ----------------     ----------------
Periods Ended September 30                1997     1996        1997     1996
==================================     =======  =======     =======  =======

DIVISIONAL NET SALES
   Oil and gas                         $   883  $ 1,148     $ 2,780  $ 2,780
   Natural gas transmission                644      554       2,063    1,777
   Chemical                              1,124    1,084       3,302    3,210
   Other                                    (7)       -         (23)      (2)
                                       -------  -------     -------  -------

                                       $ 2,644  $ 2,786     $ 8,122  $ 7,765
=================================      =======  =======     =======  =======

DIVISIONAL EARNINGS
   Oil and gas                         $   136  $    20     $   497  $   325
   Natural gas transmission (b)             53       49         183      221
   Chemical                                223      228         499      558
                                       -------  -------     -------  -------
                                           412      297       1,179    1,104
UNALLOCATED CORPORATE ITEMS
   Interest expense, net                  (100)    (107)       (302)    (349)
   Income taxes (a)                        (46)       7        (255)    (204)
   Other                                  (109)      (3)       (128)     (12)
                                       -------  -------     -------  -------
INCOME BEFORE EXTRAORDINARY ITEMS          157      194         494      539
Extraordinary gain(loss), net                -        -           -      (30)
                                       -------  -------     -------  -------

NET INCOME                                 157      194         494      509

Preferred dividends                        (21)     (23)        (67)     (69)
                                       -------  -------     -------  -------

EARNINGS APPLICABLE TO COMMON STOCK    $   136  $   171     $   427  $   440
                                       =======  =======     =======  =======

PRIMARY EARNINGS PER COMMON SHARE
   Income before extraordinary items   $   .40  $   .53     $  1.28  $  1.46
   Extraordinary gain(loss), net             -        -           -     (.09)
                                       -------  -------     -------  -------
PRIMARY EARNINGS(LOSS) PER COMMON
     SHARE                             $   .40  $   .53     $  1.28  $  1.37
                                       =======  =======     =======  =======

FULLY DILUTED EARNINGS PER COMMON SHARE
   Income before extraordinary items   $   .38  $   .50     $  1.23  $  1.41
   Extraordinary gain(loss), net             -        -           -     (.08)
                                       -------  -------     -------  -------
FULLY DILUTED EARNINGS(LOSS) PER
     COMMON SHARE                      $   .38  $   .50     $  1.23  $  1.33
                                       =======  =======     =======  =======

AVERAGE COMMON SHARES OUTSTANDING        336.2    325.3       332.3    322.4
==================================     =======  =======     =======  =======

(a) The third quarter and nine months of 1996 include a $100 million credit for reduction in federal income tax liabilities no longer required. Includes an adjustment to corporate taxes, as quarterly consolidated taxes are computed in accordance with Interpretation No. 18 of APB Opinion No. 28 and hence are based on projections of total-year income and taxes. Also, includes an offset for charges and credits in lieu of U.S. federal income taxes allocated to the divisions. Divisional earnings in the third quarters of 1997 and 1996 have benefited from credits allocated by $3 million, $12 million and $7 million at oil and gas, natural gas transmission and chemical, respectively.

(b) Occidental is presently soliciting bids for the divestiture of its natural gas transmission operations. Occidental expects to complete a formal plan of divestiture and reflect this segment as a discontinued operation in the fourth quarter of 1997.

                                 2

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SUMMARY OF OPERATING STATISTICS

                                              Third Quarter      Nine Months
                                              -------------   --------------
Periods Ended September 30                     1997    1996     1997    1996
=====================================        ======  ======   ======  ======

NET OIL, GAS AND LIQUIDS
  PRODUCTION PER DAY

United States
   Crude oil and condensate
     (thousands of barrels)                      57      57       58      56
   Natural gas liquids
     (thousands of barrels)                       7      14       10      12
   Natural gas
     (millions of cubic feet)                   587     588      603     605

Other Western Hemisphere
   Crude oil and condensate
     (thousands of barrels)                     107     130      116     129

Eastern Hemisphere
   Crude oil and condensate
     (thousands of barrels)                     108      99      103     102
   Natural gas
     (millions of cubic feet)                    96      98      111     116

NATURAL GAS TRANSMISSION DELIVERIES

Sales (billions of cubic feet)                  184     152      575     495
Transportation
  (billions of cubic feet)                      276     292    1,017   1,137



CAPITAL EXPENDITURES (millions)              $  378  $  272   $1,064  $  780
                                             ======  ======   ======  ======


DEPRECIATION, DEPLETION AND
  AMORTIZATION OF ASSETS (millions)          $  226  $  236   $  714  $  687
=====================================        ======  ======   ======  ======


                                 3

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                                 SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            OCCIDENTAL PETROLEUM CORPORATION
                                                      (Registrant)




DATE:  October 17, 1997                     S. P. Dominick, Jr.
                                            --------------------------------
                                            S. P. Dominick, Jr.,
                                            Vice President and Controller
                                            (Chief Accounting and Duly
                                            Authorized Officer)



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